UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009
VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
25 Frontage Road, Andover, Massachusetts 01810
(Address of Principal Executive Offices) (Zip Code)
(978) 470-2900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
On January 16, 2009, Vicor Corporation (the “Company”) filed a Current Report on Form 8-K to report a plan of the Company to reduce its workforce by approximately six percent by the end of January 2009. The Company is filing this Form 8-K/A to amend the January 16, 2009 Form 8-K to update the information reported therein.
The workforce reduction has been substantially completed. The Company expects that it will incur a range of approximately $3.0 — $3.2 million in pre-tax charges in the first quarter of 2009 in connection with the workforce reduction, arising primarily out of severance and other employee-related costs that will involve cash payments made during 2009 based on each employee’s respective length of service with the Company.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: February 2, 2009	By:	/s/ James A. Simms
James A. Simms
Vice President Chief Financial Officer